As filed with the Securities and Exchange Commission on April 20, 2026

Registration No. 333-294697

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alamar Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3826	36-4899036
(State or other jurisdiction of incorporation organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

47071 Bayside Parkway

Fremont, California 94538

(510) 626-9888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yuling Luo, Ph.D.

Founder, Chairman and Chief Executive Officer

Alamar Biosciences, Inc.

47071 Bayside Parkway

Fremont, California 94538

(510) 626-9888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kristin VanderPas Charles S. Kim Dave Peinsipp Cooley LLP 3 Embarcadero Center 20th Floor San Francisco, California 94111 (415) 693-2000	Nathan Ajiashvili Ross McAloon B. Shayne Kennedy Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(d) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-1, as amended (File No. 333-294697), declared effective by the Securities and Exchange Commission on April 16, 2026 (“Registration Statement”), is being filed solely for the purpose of replacing Exhibit 5.1 to the Registration Statement. This Amendment No. 1 does not modify any provision of Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Exhibit Description

5.1	Opinion of Cooley LLP

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed on page II-5 of the Registration Statement and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California on April 20, 2026.

ALAMAR BIOSCIENCES, INC.

By:	/s/ Yuling Luo, Ph.D.
Yuling Luo, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yuling Luo, Ph.D. Yuling Luo, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2026

/s/ Justin McAnear Justin McAnear	Chief Financial Officer (Principal Financial and Accounting Officer)	April 20, 2026

* Rebecca Chambers	Director	April 20, 2026

* Shiping Chen, Ph.D.	Director	April 20, 2026

* Nicholas Naclerio, Ph.D.	Director	April 20, 2026

* Ian Ratcliffe	Director	April 20, 2026

* Frank R. Witney	Director	April 20, 2026

By:	/s/ Yuling Luo, Ph.D.
Yuling Luo, Ph.D.
Attorney-in-fact